Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contacts:
Investors: Francesca DeMartino, SVP, Head of Investor Relations - 201-847-5743
Media: Troy Kirkpatrick, VP, Public Relations - 858-617-2361

BD Reports Third Quarter Fiscal 2023 Financial Results

Continues Strong Performance and Progress Toward Achieving BD 2025 Strategy; Advances Innovation Pipeline and Receives Clearance for Updated BD Alaris™ Infusion System

•Revenue of $4.9 billion increased 5.1% as reported and 6.3% on a currency-neutral basis
•Revenue from base business (which excludes COVID-only diagnostic testing) grew 6.7% as reported, 7.9% currency-neutral or 6.3% organic
•GAAP and adjusted diluted EPS from continuing operations of $1.36 and $2.96, respectively
•Company raises full-year base organic revenue growth guidance; maintains full-year adjusted EPS guidance

FRANKLIN LAKES, NJ (August 3, 2023) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced results for its third quarter of fiscal 2023, which ended June 30, 2023.

“We continue to deliver strong results and this quarter is another reflection of our consistent execution against our BD 2025 goals.” said Tom Polen, chairman, CEO and president of BD. “Our teams are working unwaveringly to achieve key milestones that set us up for continued growth and consistent performance. We are very pleased to deliver our number one priority since launching BD 2025 – achieving 510(k) clearance for the updated BD Alaris™ Infusion System – allowing us to bring this updated system to our customers and their patients."

Recent Business and ESG Highlights

•Received FDA 510(k) clearance for the updated BD Alaris™ Infusion System.
•Completed the sale of the Surgical Instrumentation platform in the Surgery business unit of the BD Interventional segment to STERIS for $540 million.
•BD Medical:
•The Medication Delivery Solutions business unit announced expanded customer availability of BD PosiFlush™ SafeScrub, an all-in-one prefilled flush syringe. The innovation is part of the company's vascular access management portfolio and further drives the BD "One-Stick Hospital Stay" vision.
•BD Life Sciences:
•The Biosciences business unit announced the worldwide commercial launch of the BD FACSDiscover™ S8 Cell Sorter, the world's first spectral cell sorter with high-speed real-time cell imaging. The new-to-world instrument features two breakthrough technologies, BD CellView™ Image Technology and BD SpectralFX™, that enable researchers to uncover more detailed information about cells that was previously invisible in traditional flow cytometry experiments.

•The Biosciences business unit launched the BD FACSDuet™ Premium Sample Preparation System, a new robotic system to automate clinical flow cytometry and improve standardization and reproducibility in cellular diagnostics.
•The Integrated Diagnostics Solutions business unit received FDA 510(k) clearance for the new BD Kiestra™ MRSA imaging application that uses artificial intelligence powered by BD Synapsys™ Informatics Solution to interpret bacterial growth.
•Opened a new R&D facility in Dublin, which will focus on the commercialization of the Pharmaceutical Systems business unit's first on-body injector device, known as the BD Evolve™ On-Body Injector.
•Issued FY 2022 ESG Report, with notable progress in energy and waste reduction, health care access and diversity.
•Earned HIRC Transparency Partner Badge from the Healthcare Industry Resilience Collaborative (HIRC), demonstrating BD's commitment to transparency as a foundation of supply chain resiliency and progress toward the company's 2030+ ESG goals.
•Named a "Noteworthy Company" in DiversityInc's annual ranking of the top U.S. companies for diversity.
•Recognized as a Best Place to Work for Disability Inclusion for the fifth consecutive year. Top score on 2023 Disability Equality Index® demonstrates ongoing progress in creating employment opportunities for people with disabilities.
•Named to U.S. News & World Report's inaugural "Best Companies to Work For" list.

Third Quarter Fiscal 2023 Operating Results

	Three Months Ended June 30,		Change	Foreign Currency Neutral Change[1]
(Millions of dollars, except per share amounts)	2023	2022
Revenues	$4,878	$4,641	5.1%	6.3%
Base Revenues[1]	$4,870	$4,565	6.7%	7.9%

Base Organic Revenue Growth[1]			5.1%	6.3%

Reported Diluted Earnings per Share	$1.36	$1.28	6.3%	14.1%
Adjusted Diluted Earnings per Share[1]	$2.96	$2.66	11.3%	15.0%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables. Base Revenues denotes total revenues less estimated revenues for COVID-19-only diagnostic testing. Base Organic Revenue Growth further excludes the contribution from inorganic revenues from acquisitions, which is defined as revenues recognized during the first 12 months post-acquisition.

Geographic Results

Revenues (Millions of dollars)	Three Months Ended June 30,		Reported Change	Foreign Currency Neutral Change[1]
	2023	2022
United States	$2,772	$2,643	4.9%	4.9%

International	$2,106	$1,998	5.4%	8.2%

Total Revenues	$4,878	$4,641	5.1%	6.3%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

Segment Results

Revenues (Millions of dollars)	Three Months Ended June 30,		Reported Change	Foreign Currency Neutral Change[1]	Reported Change Base Revenues[1]	Foreign Currency Neutral Change Base Revenues[1]
	2023	2022
BD Medical	$2,434	$2,191	11.1%	12.2%	11.1%	12.2%

BD Life Sciences	$1,226	$1,309	(6.3)%	(5.0)%	(1.2)%	0.2%

BD Interventional	$1,218	$1,142	6.7%	8.1%	6.7%	8.1%

Total Revenues	$4,878	$4,641	5.1%	6.3%	6.7%	7.9%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables. Base Revenues denotes total revenues less estimated revenues for COVID-19-only diagnostic testing.

The BD Medical segment includes the Medication Delivery Solutions (MDS), Medication Management Solutions (MMS), and Pharmaceutical Systems (PS) business units. BD Medical revenue growth was driven by strong double-digit growth in MMS and PS.
•MDS performance reflects continued execution of our comprehensive Vascular Access Management strategy, which drove strong performance in BD Posiflush™ and our Catheter Solutions in both the US and international markets. The unit's performance also reflects a favorable comparison to prior-year COVID restrictions in China that was partially offset by negative impacts from the comparison to prior-year COVID vaccination device demand and planned strategic portfolio exits in the current quarter.
•MMS performance reflects strong growth in Pharmacy Automation, led by our Parata and BD ROWA™ solutions. The unit's performance also reflects double-digit growth in Dispensing driven by our continued focus on innovation to improve workflows and efficiencies, evidenced by performance of our BD Pyxis™ and BD HealthSight™ portfolio.
•PS performance reflects our strong leadership position in pre-fillable solutions such as BD Hypak™ and innovative products like BD Neopak™, BD Effivax™ and BD Hylok™, which drove another quarter of double-digit growth while supporting increased demand in high-growth categories like biologics.

The BD Life Sciences segment includes the Integrated Diagnostic Solutions (IDS) and Biosciences (BDB) business units. BD Life Sciences performance reflects a decline in COVID-only diagnostic testing revenues and performance in the segment's base business that was about flat. The segment's base business performance reflects high-single digit growth in BDB that was offset by a decline in base IDS revenues due to the comparison to higher prior-year flu/COVID respiratory testing revenues, which impacted the segment's base business revenue growth by approximately 400 basis points, and the impact of US distributor de-stocking in Specimen Management.
•IDS performance reflects the decline in COVID-only diagnostic testing revenues as well as the impacts in the base business from higher prior-year respiratory testing revenues and distributor de-stocking. Partially offsetting these declines was double-digit growth in our Microbiology platform driven by continued adoption of our BD

Kiestra™ IdentifA and Total Modular Track solutions, and strong demand for blood culture and ID/AST reagents. IDS base business performance also reflects continued strong growth from Molecular IVD assays leveraging the BD COR™ System and the incremental BD Max™ System installed base.
•BDB performance reflects double-digit growth in Cancer reagents leveraging our growing installed base of FACSLyric™ analyzers, adoption of FACSDuet™ sample preparation automation and continued strong growth in research reagents enabled by our innovative and differentiated BD Horizon™ dyes.

The BD Interventional segment includes the Surgery, Peripheral Intervention (PI), and Urology & Critical Care (UCC) business units. BD Interventional performance was driven by strong growth across the segment.
•Surgery performance reflects double-digit growth in Advanced Repair and Reconstruction, driven by continued market adoption of the Phasix™ hernia resorbable scaffold and double-digit growth in Biosurgery, aided by TissuePatch™ and Avitene™ hemostat in Greater Asia.
•PI performance reflects double-digit growth in Peripheral Vascular Disease that was driven by broad-based strength across the portfolio including global penetration of the Rotarex™ Atherectomy System. PI growth was tempered by planned strategic portfolio exits and Venclose™ RF Ablation System supplier constraints.
•UCC performance reflects double-digit growth in our PureWick™ solutions for chronic incontinence, driven by continued adoption in both the acute care and alternative care settings. The unit’s performance also reflects double-digit growth in Targeted Temperature Management as well as Endourology which reflects the success of the Aptra™ Digital Endoscope System launch and improved supplier performance.

Assumptions and Outlook for Full Year Fiscal 2023

The company raised its full-year base organic revenue growth guidance. Adjusted EPS guidance remains unchanged but reflects increased base business earnings offset by the Surgical Implementation platform divestiture and foreign currency headwinds.

•The company now expects fiscal year 2023 revenues to be approximately $19.3 billion compared to $19.2 billion to $19.3 billion previously announced.
•Revenue guidance now assumes base business currency-neutral revenue growth of 6.8% to 7.1% before the impact of the Surgical Instrumentation platform divestiture. This reflects an increase of 25 basis points at the mid-point to 7.0%, driven by strong third quarter performance.
•Base organic revenue growth is now expected to be 5.5% to 5.8%, compared to 5.25% to 5.75% previously announced, and continues to reflect fourth quarter organic revenue growth of about 6%.
•Adjusting for the impact of the Surgical Instrumentation platform divestiture lowers the updated base revenue growth guidance by 20 basis points to a range of 6.6% to 6.9%. Increased base organic revenue growth guidance of 5.5% to 5.8% is not impacted.
•Revenue guidance includes $56 million in year-to-date COVID-only diagnostic testing revenues.
•Based on current rates, foreign exchange continues to represent a reduction of approximately 200 basis points, or approximately $370 million, to total company revenue growth.
•The company's fiscal year 2023 adjusted diluted EPS guidance of $12.10 to $12.32 remains unchanged but reflects absorbing a $0.02 negative impact from the divestiture of the Surgical Instrumentation platform and a $0.05 negative impact from the latest foreign currency rates. Adjusted EPS guidance also reflects an increase to base business earnings of $0.07, which is offsetting the impact of the divestiture and foreign currency.
•On a currency-neutral basis, adjusted diluted EPS guidance now represents growth of approximately 10% to 11.5%, an increase of 50 basis points from the company's prior expectation.
•Adjusted diluted EPS guidance now includes an estimated headwind from foreign currency of approximately 320 basis points based on current rates, compared to 270 basis points previously.

BD's outlook for fiscal 2023 reflects numerous assumptions about many factors that could affect its business, based on the information management has reviewed as of this date. Management will discuss its outlook and several of its assumptions on its third fiscal quarter earnings call.

The company's expected adjusted diluted EPS for fiscal 2023 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, spin related costs, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking adjusted diluted non-GAAP EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts.

In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD’s financial performance. We also present our estimated revenue, base business revenue growth, base organic revenue growth and adjusted diluted EPS growth for our 2023 fiscal year after adjusting for the anticipated impact of foreign currency translation. BD believes that this adjustment allows investors to better evaluate BD’s anticipated underlying earnings performance for our 2023 fiscal year in relation to our underlying 2022 fiscal year performance.

Conference Call and Presentation Materials
BD will host an audio webcast today for the public, investors, analysts, and news media to discuss its third quarter results. The audio webcast will be broadcast live on BD’s website, www.bd.com/investors at 8 a.m. (ET) Thursday, August 3, 2023. Accompanying slides will be available on BD’s website, www.bd.com/investors at approximately 6:30 a.m. (ET). The conference call will be available for replay on BD’s website, www.bd.com/investors. Alternatively, you can dial into the replay at 800-695-1564 (domestic) and 402-530-9025 (international) through the close of business on Thursday, August 10, 2023. A confirmation number is not needed to access the replay.

Basis of Presentation — Continuing Operations
On April 1, 2022, the Company completed the spin-off of its Diabetes Care business as a separate publicly traded company named Embecta Corp. The historical results of the Diabetes Care business are now accounted for as discontinued operations.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. These include revenue growth rates on a currency-neutral basis, adjusted diluted earnings per share, base revenue, base revenue growth rates and base organic revenue growth rates on a currency-neutral basis. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States. BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our base operating results, and understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison to other companies within the medical technology industry. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

We present adjusted diluted earnings per share for the third quarter and the first nine months of fiscal year 2023, and the corresponding prior periods, after eliminating items we believe are not part of our ordinary operations and affect the comparability of the periods presented. Adjusted diluted earnings per share includes adjustments for the impact of purchase accounting adjustments, integration and restructuring costs, spin related costs, certain regulatory costs, certain product remediation costs, certain product liability and legal defense costs, certain investment gains and losses, certain asset impairment charges and the impact of the extinguishment of debt. In particular, current and prior-year adjusted diluted earnings per share results exclude European regulatory initiative-related costs, which represent costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation (collectively, the “New EU Medical Devices Regulations”), which represent a significant, unusual change to the existing regulatory framework. We consider the excluded European regulatory initiative-related costs to be duplicative of previously incurred costs and/or one-off costs related to establishing initial compliance with such regulatory regimes, and in each case are limited to a specific period of time. These expenses relate to establishing initial compliance with the New EU Medical Devices Regulations and include the cost of labor, other services and consulting (in particular, research and development and clinical trials)

and supplies, travel and other miscellaneous costs. These costs were recorded in Cost of products sold and Research and development expense.

We also present revenue growth rates for the third quarter and first nine months of fiscal year 2023 over the corresponding prior periods on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We also show the growth in adjusted diluted earnings per share compared to the prior year periods after eliminating the impact of foreign currency translation to further enable investors to evaluate BD’s underlying earnings performance compared to the prior periods. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a foreign currency-neutral basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 77,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and Twitter @BDandCo.

***

This press release and accompanying audio webcast on August 3, 2023 contain certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to such forward-looking statements, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to the macroeconomic environment on our operations and healthcare spending, including any impact of the current disruptions in the global supply chain on our ability to source raw materials, components and energy sources needed to produce our products, labor constraints, inflationary pressures, currency rate fluctuations and increased interest rates and borrowing costs; geopolitical developments such as the ongoing Russia and Ukraine conflict and the evolving conditions in Asia, which could adversely impact our operations; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; product efficacy or safety concerns resulting in product recalls or actions being taken with respect to our products; new or changing laws and regulations impacting our business (including the imposition of tariffs. sanctions, changes in tax laws, new environmental laws and regulations (such as those related to climate change), new cybersecurity or privacy laws or changes in laws impacting international trade), or changes in enforcement practices with respect to such laws; increased labor costs and labor shortages; our suppliers’ ability to provide products needed for our operations and BD’s ability to maintain favorable supplier arrangements and relationships; legislative or regulatory changes to the U.S. or foreign healthcare systems, potential cuts in governmental healthcare spending or governmental or private measures to contain healthcare costs (including China’s volume-based procurement tender process), including changes in pricing and reimbursement policies, which could result in reduced demand for our products or downward pricing pressure; adverse changes in regional, national or foreign economic conditions, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations; the adverse impact of cyberattacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; risks relating to our overall indebtedness; the possible impact of COVID-19, including any resurgence or new strains, or other health crises on our business and the global healthcare system, which could result in decreased demand for our products, disruptions to our operations or the operations of our suppliers and customers and our supply chain; interruptions in our manufacturing or sterilization processes or those of our third-party providers, including any restrictions placed on the use of ethylene oxide for sterilization; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; the overall timing of the replacement or remediation of the BD Alaris™ Infusion System and return to market in the U.S., which may be impacted by, among other things, customer readiness and our continued engagement with the FDA; our ability to achieve our projected level or mix of product sales; our ability to successfully integrate any businesses we acquire; uncertainties of litigation and/or investigations and/or subpoenas (as described in BD’s filings with the Securities and Exchange Commission ("SEC")); and the issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the SEC. In addition, we have made certain assumptions in making these forward-looking statements. If any of these assumptions are incorrect, BD's actual results could differ materially from those described in these forward-looking statements. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended June 30,
	2023	2022	% Change
REVENUES	$4,878	$4,641	5.1

Cost of products sold	2,778	2,574	7.9
Selling and administrative expense	1,190	1,149	3.5
Research and development expense	306	315	(3.0)
Acquisition-related integration and restructuring expense	70	55	26.2
Other operating (income) expense, net	(13)	11	(220.3)
TOTAL OPERATING COSTS AND EXPENSES	4,329	4,104	5.5
OPERATING INCOME	549	537	2.2

Interest expense	(119)	(99)	19.9
Interest income	24	5	371.8
Other income (expense), net	17	(21)	180.8
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	471	421	11.8
Income tax provision	64	31	105.5
NET INCOME FROM CONTINUING OPERATIONS	407	390	4.3
Loss from discontinued operations, net of tax	—	(30)	100.0
NET INCOME	407	360	13.0
Preferred stock dividends	(15)	(23)	(33.3)
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$392	$338	16.1

BASIC EARNINGS PER SHARE
Income from Continuing Operations	1.37	1.29	6.2
Loss from Discontinued Operations	—	(0.10)	100.0
Basic Earnings per Share	$1.37	$1.18	16.1

DILUTED EARNINGS PER SHARE
Income from Continuing Operations	1.36	1.28	6.3
Loss from Discontinued Operations	—	(0.10)	100.0
Diluted Earnings per Share	$1.36	$1.18	15.3

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	286,317	285,441
Diluted	287,944	287,297

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Nine Months Ended June 30,
	2023	2022	% Change
REVENUES	$14,285	$14,109	1.2

Cost of products sold	7,816	7,709	1.4
Selling and administrative expense	3,581	3,527	1.5
Research and development expense	956	956	—
Acquisition-related integration and restructuring expense	175	118	48.9
Other operating (income) expense, net	(7)	7	(194.5)
TOTAL OPERATING COSTS AND EXPENSES	12,523	12,316	1.7
OPERATING INCOME	1,762	1,793	(1.7)

Interest expense	(339)	(294)	15.3
Interest income	40	9	350.7
Other income (expense), net	18	(45)	139.5
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,481	1,463	1.2
Income tax provision	104	115	(9.1)
NET INCOME FROM CONTINUING OPERATIONS	1,376	1,348	2.1
Income from discontinued operations, net of tax	—	144	(100.0)
NET INCOME	1,376	1,491	(7.7)
Preferred stock dividends	(60)	(68)	(11.1)
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$1,316	$1,424	(7.6)

BASIC EARNINGS PER SHARE
Income from Continuing Operations	4.62	4.49	2.9
Income from Discontinued Operations	—	0.50	(100.0)
Basic Earnings per Share	$4.62	$4.99	(7.4)

DILUTED EARNINGS PER SHARE
Income from Continuing Operations	4.60	4.45	3.4
Income from Discontinued Operations	—	0.50	(100.0)
Diluted Earnings per Share	$4.60	$4.95	(7.1)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	284,830	285,121
Diluted	286,368	287,431

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in millions)

	June 30, 2023	September 30, 2022
	(Unaudited)
ASSETS
Cash and equivalents	$923	$1,006
Restricted cash	101	153
Short-term investments	8	8
Trade receivables, net	2,414	2,191
Inventories	3,588	3,224
Assets held for sale	271	—
Prepaid expenses and other	1,282	1,559
TOTAL CURRENT ASSETS	8,588	8,141
Property, plant and equipment, net	6,474	6,012
Goodwill and other intangibles, net	35,897	36,932
Other assets	2,059	1,848
TOTAL ASSETS	$53,017	$52,934
LIABILITIES AND SHAREHOLDERS' EQUITY
Current debt obligations	$1,856	$2,179
Other current liabilities	5,021	5,632
Long-term debt	14,926	13,886
Long-term employee benefit obligations	904	902
Deferred income taxes and other liabilities	4,373	5,052
Shareholders’ equity	25,937	25,282
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$53,017	$52,934

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Nine Months Ended June 30,
	2023	2022
OPERATING ACTIVITIES
Net income	$1,376	$1,491
Less: Income from discontinued operations, net of tax	—	144
Income from continuing operations, net of tax	1,376	1,348
Depreciation and amortization	1,701	1,648
Change in operating assets and liabilities and other, net	(1,413)	(1,498)
NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES	1,665	1,498
INVESTING ACTIVITIES
Capital expenditures	(580)	(658)
Acquisitions, net of cash acquired	—	(450)
Other, net	(272)	(107)
NET CASH USED FOR CONTINUING INVESTING ACTIVITIES	(853)	(1,215)
FINANCING ACTIVITIES
Change in short-term debt	49	—
Proceeds from long-term debt	1,662	—
Distribution from Embecta Corp.	—	1,266
Net transfer of cash to Embecta upon spin-off	—	(265)
Payments of debt	(1,716)	(305)
Dividends paid	(849)	(812)
Other, net	(105)	(70)
NET CASH USED FOR CONTINUING FINANCING ACTIVITIES	(959)	(187)
DISCONTINUED OPERATIONS
Net cash provided by operating activities	—	163
Net cash used for investing activities	—	(11)
Net cash provided by financing activities	—	145
NET CASH PROVIDED BY DISCONTINUED OPERATIONS	—	298
Effect of exchange rate changes on cash and equivalents and restricted cash	13	(26)
NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS AND RESTRICTED CASH	(134)	368
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	1,159	2,392
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$1,024	$2,759

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2023	2022	% Change
BD MEDICAL
Medication Delivery Solutions	$628	$621	1.0
Medication Management Solutions	587	463	26.7
Pharmaceutical Systems	186	135	37.9
TOTAL	$1,400	$1,219	14.8

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$398	$499	(20.3)
Biosciences	148	147	0.9
TOTAL	$546	$646	(15.5)

BD INTERVENTIONAL
Surgery	$298	$274	8.6
Peripheral Intervention	256	255	0.5
Urology and Critical Care	272	248	9.8
TOTAL	$826	$777	6.3

TOTAL UNITED STATES FROM CONTINUING OPERATIONS	$2,772	$2,643	4.9

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$459	$439	$(17)	4.4	8.3
Medication Management Solutions	167	144	(4)	16.1	18.6
Pharmaceutical Systems	408	388	(3)	5.1	5.7
TOTAL	$1,033	$971	$(23)	6.4	8.8

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$460	$461	$(13)	(0.3)	2.5
Biosciences	220	201	(4)	9.4	11.4
TOTAL	$680	$663	$(17)	2.7	5.2

BD INTERVENTIONAL
Surgery	$90	$77	$(3)	16.3	20.2
Peripheral Intervention	225	208	(10)	7.8	12.4
Urology and Critical Care	77	79	(4)	(1.7)	2.9
TOTAL	$392	$364	$(16)	7.5	12.0

TOTAL INTERNATIONAL FROM CONTINUING OPERATIONS	$2,106	$1,998	$(56)	5.4	8.2

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,086	$1,061	$(17)	2.4	4.0
Medication Management Solutions	754	607	(4)	24.2	24.8
Pharmaceutical Systems	594	523	(3)	13.5	14.0
TOTAL	$2,434	$2,191	$(23)	11.1	12.2

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$858	$961	$(13)	(10.7)	(9.4)
Biosciences	368	348	(4)	5.8	7.0
TOTAL	$1,226	$1,309	$(17)	(6.3)	(5.0)

BD INTERVENTIONAL
Surgery	$388	$352	$(3)	10.3	11.1
Peripheral Intervention	481	463	(10)	3.8	5.9
Urology and Critical Care	349	326	(4)	7.0	8.1
TOTAL	$1,218	$1,142	$(16)	6.7	8.1

TOTAL REVENUES FROM CONTINUING OPERATIONS	$4,878	$4,641	$(56)	5.1	6.3

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Nine Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2023	2022	% Change
BD MEDICAL
Medication Delivery Solutions	$1,863	$1,831	1.7
Medication Management Solutions	1,701	1,408	20.8
Pharmaceutical Systems	478	363	31.8
TOTAL	$4,042	$3,602	12.2

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$1,327	$1,732	(23.3)
Biosciences	444	405	9.7
TOTAL	$1,772	$2,136	(17.1)

BD INTERVENTIONAL
Surgery	$880	$824	6.8
Peripheral Intervention	748	712	5.1
Urology and Critical Care	794	740	7.2
TOTAL	$2,421	$2,276	6.4

TOTAL UNITED STATES FROM CONTINUING OPERATIONS	$8,235	$8,014	2.8

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,332	$1,375	$(92)	(3.2)	3.5
Medication Management Solutions	483	430	(32)	12.3	19.7
Pharmaceutical Systems	1,092	1,057	(50)	3.3	8.0
TOTAL	$2,907	$2,863	$(174)	1.5	7.6

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$1,371	$1,524	$(94)	(10.0)	(3.8)
Biosciences	660	617	(35)	7.0	12.8
TOTAL	$2,031	$2,140	$(130)	(5.1)	0.9

BD INTERVENTIONAL
Surgery	$252	$229	$(19)	9.7	17.8
Peripheral Intervention	635	615	(50)	3.2	11.3
Urology and Critical Care	225	247	(23)	(8.7)	0.8
TOTAL	$1,112	$1,091	$(92)	1.9	10.3

TOTAL INTERNATIONAL FROM CONTINUING OPERATIONS	$6,050	$6,095	$(395)	(0.7)	5.7

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$3,195	$3,207	$(92)	(0.4)	2.5
Medication Management Solutions	2,184	1,838	(32)	18.8	20.5
Pharmaceutical Systems	1,570	1,420	(50)	10.6	14.1
TOTAL	$6,949	$6,465	$(174)	7.5	10.2

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$2,699	$3,255	$(94)	(17.1)	(14.2)
Biosciences	1,104	1,022	(35)	8.1	11.6
TOTAL	$3,803	$4,277	$(130)	(11.1)	(8.1)

BD INTERVENTIONAL
Surgery	$1,131	$1,053	$(19)	7.4	9.2
Peripheral Intervention	1,383	1,327	(50)	4.2	8.0
Urology and Critical Care	1,019	987	(23)	3.3	5.6
TOTAL	$3,533	$3,367	$(92)	4.9	7.7

TOTAL REVENUES FROM CONTINUING OPERATIONS	$14,285	$14,109	$(395)	1.2	4.0

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE REVENUE CHANGE
Three Months Ended June 30,
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	Reported	FXN

TOTAL REVENUES FROM CONTINUING OPERATIONS	$4,878	$4,641	$(56)	5.1	6.3
Less: COVID-19-only Diagnostic Testing Revenues	8	76	—	(89.7)	(89.6)
Base Revenues from Continuing Operations	$4,870	$4,565	$(56)	6.7	7.9

BD LIFE SCIENCES REVENUES	$1,226	$1,309	$(17)	(6.3)	(5.0)
Less: COVID-19-only Diagnostic Testing Revenues	8	76	—	(89.7)	(89.6)
Base BD Life Sciences Revenues	$1,218	$1,233	$(17)	(1.2)	0.2

Integrated Diagnostic Solutions Revenues	$858	$961	$(13)	(10.7)	(9.4)
Less: COVID-19-only Diagnostic Testing Revenues	8	76	—	(89.7)	(89.6)
Base Integrated Diagnostic Solutions Revenues	$850	$885	$(13)	(3.9)	(2.5)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE REVENUE CHANGE
Nine Months Ended June 30,
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2023	2022	FX Impact	Reported	FXN

TOTAL REVENUES FROM CONTINUING OPERATIONS	$14,285	$14,109	$(395)	1.2	4.0
Less: COVID-19-only Diagnostic Testing Revenues	56	475	(1)	(88.3)	(88.0)
Base Revenues from Continuing Operations	$14,229	$13,634	$(394)	4.4	7.3

BD LIFE SCIENCES REVENUES	$3,803	$4,277	$(130)	(11.1)	(8.1)
Less: COVID-19-only Diagnostic Testing Revenues	56	475	(1)	(88.3)	(88.0)
Base BD Life Sciences Revenues	$3,747	$3,802	$(128)	(1.5)	1.9

Integrated Diagnostic Solutions Revenues	$2,699	$3,255	$(94)	(17.1)	(14.2)
Less: COVID-19-only Diagnostic Testing Revenues	56	475	(1)	(88.3)	(88.0)
Base Integrated Diagnostic Solutions Revenues	$2,643	$2,781	$(93)	(5.0)	(1.6)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE ORGANIC REVENUE CHANGE
Three Months Ended June 30,
(Unaudited; Amounts in millions)

						F=(A-B)/B	G=(A-B-C)/B
	A	B	C	D=A-B	E=A-B-C	% Change
	2023	2022	FX Impact	Reported Change	FXN Change	Reported	FXN
TOTAL REVENUES FROM CONTINUING OPERATIONS	$4,878	$4,641	$(56)	$237	$293	5.1	6.3
Less: COVID-19-only diagnostics	8	76	—	(68)	(68)	(89.7)	(89.6)
TOTAL BASE REVENUES FROM CONTINUING OPERATIONS	$4,870	$4,565	$(56)	$305	$361	6.7	7.9
Less: Inorganic revenue contribution (1)				74	75	1.6	1.6
Total Base Organic Revenue Growth from Continuing Operations				$231	$287	5.1	6.3

(1)    Inorganic revenue contribution is defined as the amount of incremental revenue recognized during the first 12 months post-acquisition. Acquisitions include Parata and MedKeeper in the Medical Segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended June 30,
	2023	2022	Change	Foreign Currency Translation	Foreign Currency Neutral Change	Change %	Foreign Currency Neutral Change %
Reported Diluted Earnings per Share from Continuing Operations	$1.36	$1.28	$0.08	$(0.10)	$0.18	6.3%	14.1%
Purchase accounting adjustments ($362 million and $354 million pre-tax, respectively) (1)	1.26	1.23		—
Integration costs ($8 million and $18 million pre-tax, respectively) (2)	0.03	0.06		—
Restructuring costs ($62 million and $38 million pre-tax, respectively) (2)	0.21	0.13		—
Separation-related items ($11 million pre-tax) (3)	—	0.04		—
European regulatory initiative-related costs ($33 million and $39 million pre-tax, respectively) (4)	0.12	0.14		—
Product, litigation, and other items ($93 million and $11 million pre-tax, respectively)(5)	0.32	0.04		—
Impacts of debt extinguishment ($2 million pre-tax)	—	0.01		—
Income tax benefit of special items ($(98) million and $(76) million, respectively)	(0.34)	(0.26)		—
Adjusted Diluted Earnings per Share from Continuing Operations	$2.96	$2.66	$0.30	$(0.10)	$0.40	11.3%	15.0%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with acquisition-related integration and restructuring activities, as well as costs associated with simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating (income) expense, net incurred in connection with the separation of BD's former Diabetes Care business.
(4)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain product liability and legal defense costs, certain investment gains and losses, and certain asset impairment charges. The amount in 2023 includes a charge to Cost of products sold of $90 million to adjust the estimate of future product remediation costs.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Nine Months Ended June 30,
	2023	2022	Change	Foreign Currency Translation	Foreign Currency Neutral Change	Change %	Foreign Currency Neutral Change %
Reported Diluted Earnings per Share from Continuing Operations	$4.60	$4.45	$0.15	$(0.36)	$0.51	3.4%	11.5%
Purchase accounting adjustments ($1.071 billion and $1.074 billion pre-tax, respectively) (1)	3.74	3.73		(0.02)
Integration costs ($55 million and $46 million pre-tax, respectively) (2)	0.19	0.16		(0.01)
Restructuring costs ($120 million and $72 million pre-tax, respectively) (2)	0.42	0.25		—
Separation-related items ($10 million and $10 million pre-tax, respectively) (3)	0.03	0.04		—
European regulatory initiative-related costs ($103 million and $105 million pre-tax, respectively) (4)	0.36	0.37		—
Product, litigation, and other items ($97 million and $142 million pre-tax, respectively) (5)	0.34	0.49		—
Impacts of debt extinguishment ($2 million pre-tax)	—	0.01		—
Income tax benefit of special items ($(253) million and $(258) million, respectively)	(0.88)	(0.90)		0.01
Adjusted Diluted Earnings per Share from Continuing Operations	$8.80	$8.60	$0.20	$(0.37)	$0.57	2.3%	6.6%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with acquisition-related integration and restructuring activities, as well as costs associated with simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating (income) expense, net incurred in connection with the separation of BD's former Diabetes Care business.
(4)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain product liability and legal defense costs, certain investment gains and losses, and certain asset impairment charges. The amount in 2023 includes a charge to Cost of products sold of $90 million to adjust the estimate of future product remediation costs. The amount in 2022 includes charges to Cost of products sold of $41 million to adjust the estimate of future product remediation costs and $54 million related to a noncash asset impairment charge in the Medical segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2023 OUTLOOK RECONCILIATION

	Full Year FY2022	Full Year FY2023 Outlook
	($ in millions)	FX Neutral % Change	Reported Revenues
BDX Reported Revenues from Continuing Operations	$18,870
Less: COVID-19-only Diagnostic Testing Revenues	511
Base Business Revenues from Continuing Operations	$18,358

FY2023 Base Business Revenue Growth Including Divested Business		+6.8% to +7.1%
Base Business Revenue Decline Attributable to Divested Business Post Sale		(~20) basis points
FY2023 Base Business Revenue Growth Net of Divested Business		+6.6% to +6.9%
FY2023 Base Business Inorganic Contribution to Revenue Growth		~115 basis points
FY2023 Base Business Organic Revenue Growth		+5.5% to +5.8%

FY2023 COVID-19-Only Diagnostic Testing Revenues			~$56 million
Illustrative Foreign Currency (FX) Impact, based on FX spot rates			(~200) basis points
Total FY 2023 Revenues from Continuing Operations			~$19.3 billion

Notes:
- Base Business Revenues denotes total revenues less estimated revenues for COVID-19 only diagnostic testing.
- Base Business Organic Revenue Growth denotes Base Business Revenue less revenues attributable to acquisitions during the first 12 months post-acquisition and the revenue decline attributable to the divested business for the first 12 months post sale.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2023 OUTLOOK RECONCILIATION CONTINUED

		Full Year FY2023 Outlook
	Full Year FY2022 from Continuing Operations	Total Company
Reported Diluted Earnings per Share	$5.38
Purchase accounting adjustments ($1.431 billion pre-tax) (1)	4.98
Integration costs ($68 million pre-tax) (2)	0.24
Restructuring costs ($123 million pre-tax) (2)	0.43
Separation-related items ($20 million pre-tax) (3)	0.07
European regulatory initiative-related costs ($146 million pre-tax) (4)	0.51
Product, litigation, and other items ($268 million pre-tax) (5)	0.93
Impacts of debt extinguishment ($24 million pre-tax)	0.08
Income tax benefit of special items ($(366) million)	(1.27)
Adjusted Diluted Earnings per Share	$11.35	$12.10 to $12.32
Illustrative Foreign Currency (FX) Impact, based on FX spot rates		(~320) basis points
FX Neutral % Change		~+10.0% to +11.5%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with acquisition-related integration and restructuring activities, as well as costs associated with simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating (income) expense, net incurred in connection with the separation of BD's former Diabetes Care business.
(4)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain product liability and legal defense costs, certain investment gains and losses, and certain asset impairment charges. Items in 2022 included product remediation costs of $72 million recorded to Cost of products sold, certain asset impairment charges of $54 million recorded to Cost of products sold, and pension settlement costs of $73 million recorded to Other (expense) income, net.
.